Exhibit 99.2

Item 8. Financial Statements and Supplementary Data

URANIUM ROYALTY CORP.

CONSOLIDATED FINANCIAL STATEMENTS

As of and for the years ended April 30, 2026, 2025 and 2024

1

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of Uranium Royalty Corp.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Uranium Royalty Corp. and its subsidiaries (together, the Company) as of April 30, 2026 and 2025, and the related consolidated statements of income (loss) and comprehensive income (loss), of shareholders’ equity and of cash flows for each of the three years in the period ended April 30, 2026, including the related notes (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of April 30, 2026 and 2025, and the results of its operations and its cash flows for each of the three years in the period ended April 30, 2026 in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits of these consolidated financial statements in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/PricewaterhouseCoopers LLP

Chartered Professional Accountants

Vancouver, Canada

July 28, 2026

We have served as the Company’s auditor since 2020.

PricewaterhouseCoopers LLP

PwC Place, 250 Howe Street, Suite 1400

Vancouver, British Columbia, Canada V6C 3S7

T.: +1 604 806 7000, F.: +1 604 806 7806

Fax to mail: ca_vancouver_main_fax@pwc.com

“PwC” refers to PricewaterhouseCoopers LLP, an Ontario limited liability partnership.

2

Uranium Royalty Corp.

Consolidated Balance Sheets

(Expressed in thousands of U.S. dollars unless otherwise stated)

		As at April 30, 2026	As at April 30, 2025
	Notes	($)	($)
Assets
Current Assets
Cash and cash equivalents	4	241,956	9,374
Restricted cash	4	40,081	80
Accounts receivable		59	31
Investments in equity securities	5	12,382	5,179
Inventories, net	6	34,329	157,621
Prepaids and other receivables		492	309
		329,299	172,594

Non-current Assets
Right-of-use assets		107	145
Royalties	7	43,914	43,380
		44,021	43,525

Total Assets		373,320	216,119

Liabilities
Current Liabilities
Accounts payable and accrued liabilities		2,117	700
Other payables		1,181	—
Income tax payable		9,400	—
Subscription receipts liability	13	42,734	—
Current portion of lease liability		44	39
		55,476	739

Non-current Liabilities
Non-current portion of lease liability		70	114
Deferred income tax liability		5,004	163
		5,074	277

Total Liabilities		60,550	1,016

Stockholders’ Equity
Common stock, no par value, unlimited number of authorized shares authorized, 146,592,507 shares issued and outstanding (April 30, 2025: 133,636,119)	8	265,168	210,786
Additional paid-in capital	8	3,160	2,809
Retained earnings		52,454	12,205
Accumulated other comprehensive loss		(8,012)	(10,697)
		312,770	215,103

Total Liabilities and Equity		373,320	216,119

Subsequent events (Note 14)

Approved by the Board of Directors:

/s/ Ken Robertson	/s/Neil Gregson
Ken Robertson Director	Neil Gregson Director

The accompanying notes are an integral part of these consolidated financial statements.

3

Uranium Royalty Corp.

Consolidated Statements of Income (Loss) and Comprehensive Income (Loss)

(Expressed in thousands of U.S. dollars unless otherwise stated)

		For the year ended April 30,
		2026	2025	2024
	Notes	($)	($)	($)
Revenue
Sales of uranium inventory		186,807	11,213	31,205
Royalty revenue		145	63	4
Costs and expenses
Cost of sales of uranium inventory, excluding depletion		(129,695)	(8,657)	(20,427)
Depletion, depreciation and amortization	7	(111)	(47)	—
Uranium storage fees		(1,211)	(1,216)	(720)
Selling, general and administrative	9	(5,289)	(4,800)	(4,971)
Costs related to Sweetwater Acquisition	13	(2,327)	—	—
Operating income (loss) for the year		48,319	(3,444)	5,091

Other items
Other income		—	158	147
Interest expense		—	(303)	—
Interest income		1,995	414	513
Loss on subscription assets and liabilities	13	(2,848)	—	—
Other net foreign exchange loss		(1,734)	(621)	(149)
Gain (loss) on investments in equity securities	5	8,908	(1,848)	11,298
Income (loss) before taxes		54,640	(5,644)	16,900
Income tax recovery (expense)		(14,391)	1,135	(3,195)
Net income (loss) for the year		40,249	(4,509)	13,705

Other comprehensive income (loss)
Foreign currency translation differences		2,685	(113)	(2,999)
Total other comprehensive income (loss) for the year		2,685	(113)	(2,999)

Total comprehensive income (loss) for the year		42,934	(4,622)	10,706

Net income (loss) per share
Basic earnings (loss) per share	8	0.29	(0.04)	0.13
Diluted earnings (loss) per share	8	0.29	(0.04)	0.12
Weighted average number of shares outstanding
Basic	8	138,950,842	126,795,491	108,639,674
Diluted	8	139,416,613	126,795,491	115,155,252

The accompanying notes are an integral part of these consolidated financial statements.

4

Uranium Royalty Corp.

Consolidated Statements of Stockholders’ Equity

(Expressed in thousands of U.S. dollars unless otherwise stated)

		Common Stock		Additional Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total
	Notes	Shares	($)	($)	($)	($)	($)
Balance at April 30, 2023		99,803,729	130,911	4,652	3,009	(7,585)	130,987
Common stock issued upon exercise of warrants	8	2,950,094	4,928	(550)	—	—	4,378
Public offerings:
Common stock issued for cash	8	17,800,510	55,462	—	—	—	55,462
Issuance costs, net of tax		—	(1,666)	—	—	—	(1,666)
Stock-based compensation	8	—	—	547	—	—	547
Net income for the year		—	—	—	13,705	—	13,705
Total other comprehensive loss		—	—	—	—	(2,999)	(2,999)
Balance at April 30, 2024		120,554,333	189,635	4,649	16,714	(10,584)	200,414
Common stock issued upon exercise of warrants	8	13,020,036	20,944	(2,330)	—	—	18,614
Common stock issued upon exercise of options	8	61,750	207	(71)	—	—	136
Stock-based compensation	8	—	—	561	—	—	561
Net loss for the year		—	—	—	(4,509)	—	(4,509)
Total other comprehensive loss		—	—	—	—	(113)	(113)
Balance at April 30, 2025		133,636,119	210,786	2,809	12,205	(10,697)	215,103
Common stock issued upon exercise of options	8	311,864	1,171	(395)	—	—	776
At-the-Market offering:
Common shares issued for cash	8	12,644,524	54,000	—	—	—	54,000
Issuance costs, net of tax		—	(789)	—	—	—	(789)
Stock-based compensation	8	—	—	746	—	—	746
Net income for the year		—	—	—	40,249	—	40,249
Total other comprehensive income		—	—	—	—	2,685	2,685
Balance at April 30, 2026		146,592,507	265,168	3,160	52,454	(8,012)	312,770

The accompanying notes are an integral part of these consolidated financial statements.

5

Uranium Royalty Corp.

Consolidated Statements of Cash Flows

(Expressed in thousands of U.S. dollars unless otherwise stated)

	For the year ended April 30,
	2026	2025	2024
	($)	($)	($)
Operating activities
Net income (loss) for the year	40,249	(4,509)	13,705
Adjustments for:
Depletion, depreciation and amortization	111	47	—
Gain (loss) on revaluation of investments in equity securities	(8,908)	1,848	(11,298)
Reinvestment of non-cash dividends	—	(158)	(124)
Share-based compensation	746	561	547
Loss on subscription agreement	2,848	—	—
Deferred tax expense (recovery)	5,084	(1,135)	3,195
Unrealized net foreign exchange loss	130	834	1
Other	—	—	(14)
Net changes in operating assets and liabilities:
Accounts receivable	(27)	10,077	(10,052)
Inventories	126,154	(21,398)	(73,902)
Prepaids and other receivables	199	44	16
Accounts payable and accrued liabilities	1,395	(167)	484
Income tax payable	9,307	—	—
Right-of-use assets and lease liability	(2)	1	6
Other payables	1,170	(1,104)	1,002
Cash generated from (used in) operating activities	178,456	(15,059)	(76,434)

Investing activities
Investment in royalties	(763)	(8,336)	(56)
Investment in short-term investments	(25,000)	(258)	(569)
Net proceeds from sale of short-term investments	26,561	—	33,118
Cash generated from (used in) investing activities	798	(8,594)	32,493

Financing activities
Proceeds from public offerings, net of issuance costs and tax benefits	52,920	—	51,938
Proceeds from subscription agreement	40,000	—	—
Proceeds from common shares issued upon exercise of warrants and options	776	18,750	4,378
Proceeds from finance payable	—	13,360	—
Repayment of finance payable	—	(13,664)	—
Net repayment of margin loan	—	—	(7,054)
Repayment of government loan	—	—	(22)
Cash generated from financing activities	93,696	18,446	49,240

Effect of exchange rate changes on cash	(367)	(733)	(543)

Net increase (decrease) in cash, cash equivalents, and restricted cash	272,583	(5,940)	4,756
Cash, cash equivalents, and restricted cash
Beginning of year	9,454	15,394	10,638
End of year	282,037	9,454	15,394
Supplementary cash flow information:
Interest received	1,989	413	513
Interest paid	—	(317)	(124)
Income taxes paid	—	—	—
Non-cash investing and financing activities:
Right of use asset and operating lease liability recognized	—	45	147

The accompanying notes are an integral part of these consolidated financial statements.

6

Uranium Royalty Corp.

Notes to Consolidated Financial Statements

(Expressed in thousands U.S. dollars unless otherwise stated)

1. Nature of Operations

Uranium Royalty Corp. (“URC” or “the Company”) is a company incorporated in Canada on April 21, 2017 and domiciled in Canada. URC has been principally engaged in acquiring and assembling a portfolio of royalties, investing in companies with exposure to uranium and physical uranium. The Company also engages in the purchase and sale of physical uranium from time to time.

See notes 13 and 14 describing the Company’s combination with Sweetwater which closed on July 27, 2026 as a subsequent event.

2. Basis of Preparation

Basis of Presentation

The Company’s consolidated financial statements have been prepared in accordance with United States generally accepted accounting principles (“US GAAP”). These are the Company’s first financial statements prepared under US GAAP. The Company’s consolidated financial statements have been prepared on a historical cost basis except for financial instruments that have been measured at fair value. The Company’s consolidated financial statements are presented in U.S. dollars (“$” or “dollars”), expressed in thousands except as indicated. All values are rounded to the nearest thousand except where otherwise indicated.

Principles of Consolidation

The consolidated financial statements include the financial statements of Uranium Royalty Corp. and its wholly-owned subsidiaries, being Uranium Royalty (USA) Corp. (“URUSA”) and Reserve Minerals, LLC (“RM”). Subsidiaries are consolidated from the date the Company obtains control and continue to be consolidated until the date that control ceases. Control exists where the Company has controlling voting interest and is deemed to be the primary beneficiary. Subsidiaries are included in the consolidated financial statements of the Company from the date control commences until the date control ceases.

All inter-company transactions, balances, income and expenses are eliminated through the consolidation process.

The Company presents consolidated financial statements using a U.S. dollar reporting currency. URC has a Canadian dollar (“CAD”) functional currency. The accounts of URUSA and RM are prepared for the same reporting period as the parent company, using consistent accounting policies. The functional currency of URUSA and RM is the U.S. dollar. The financial statements of URC are translated into U.S. dollars using the period end exchange rate as to assets and liabilities and the average exchange rate as to income and expenses. All resulting exchange differences are recognized in other comprehensive income (loss).

3. Summary of Significant Accounting Policies and Recently Adopted and Issued Accounting Pronouncements

Foreign currencies

The Company’s reporting currency is the U.S dollar.

Foreign currency transactions are initially measured in the functional currency using exchange rates prevailing at the date of the transaction. Monetary assets and liabilities are translated using the period end exchange rates. Foreign currency gains and losses resulting from the translation of foreign currency monetary items to period-end exchange rates and settlement of such transactions are presented as gain or losses in the consolidated statements of income (loss).

Gains and losses arising from the translation of the Company’s and subsidiaries’ financial statements from the applicable functional currency to the Company’s reporting currency upon consolidation are presented in other comprehensive income (loss).

Cash and Cash Equivalents

Cash and cash equivalents is comprised of cash on deposit with banks and highly liquid short-term interest-bearing investments with a term to maturity at the date of purchase of 90 days or less which are subject to an insignificant risk of change in value.

Restricted Cash and Cash Equivalents

Restricted cash and equivalents includes cash and equivalents held in escrow or pledged for credit facilities which are not available for immediate disbursement.

7

Uranium Royalty Corp.

Notes to Consolidated Financial Statements

(Expressed in thousands U.S. dollars unless otherwise stated)

Accounts Receivable

Accounts receivable relate to amounts owing from sales under spot pricing contracts for sales of purchased uranium concentrates and amounts owing from royalty interests. These receivables are non-interest bearing and are recognized at fair value. Accounts receivable recorded are net of lifetime expected credit losses.

Inventories

Inventories are measured at the lower of cost, determined on a weighted average basis, and net realizable value. Under certain royalty agreements, the Company has an option to elect to receive royalty proceeds through delivery of physical uranium. Uranium receivable on settlement of royalty receivables are recognized as inventories upon transfer of legal title and control of the uranium transfers to the Company. The amount recognized for inventory includes both the cash payment, if applicable, and the related depletion associated with royalties paid-in-kind.

Royalties

All direct costs related to the acquisition of royalties are capitalized on a property-by-property basis. Project evaluation costs that are not related to acquisition of a specific agreement are expensed in the period incurred.

Revenue-producing royalty interests are recorded at cost and depleted based on units of production using proven and probable reserves where applicable or, for projects extracting minerals in the absence of reserves, straight-line over the expected extraction period of the property to which the royalty relates.

Impairment of Long-lived Assets

We evaluate long-lived assets for impairment whenever events or changes in circumstances indicate that the related carrying amounts of an asset or group of assets may not be recoverable. When impairment indicators are identified, the recoverability of the carrying value of royalty interests in production and development stage mineral properties is evaluated based upon estimated future undiscounted net cash flows from each royalty interest using estimates of proven and probable mineral reserves, mineral resources and other relevant information received from the operators. We evaluate the recoverability of the carrying value of royalty interests in exploration stage mineral properties in the event of significant decreases in the price of the underlying minerals metals, and whenever new information regarding the mineral properties is obtained from the operator indicating that production will not likely occur or may be reduced in the future, thus potentially affecting the future recoverability of our royalty interests. Impairments in the carrying value of each property are measured and recorded to the extent that the carrying value in each property exceeds its estimated fair value, which is generally calculated using estimated future discounted cash flows.

Estimates of commodity prices, and operators’ estimates of proven and probable mineral reserves or mineral resources related to our royalty properties are subject to certain risks and uncertainties which may affect the recoverability of our investment in these royalty interests in mineral properties. It is possible that changes could occur to these estimates, which could adversely affect the net cash flows expected to be generated from these stream and royalty interests.

Income Taxes

We account for income taxes under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and tax bases of assets and liabilities, based on rates enacted at the end of each reporting period. In evaluating the realizability of the deferred tax assets, management considers both positive and negative evidence that may exist, such as earnings history, reversal of taxable temporary differences, forecasted operating earnings and available tax planning strategies in each tax jurisdiction. A valuation allowance is established to reduce our deferred tax assets to the amount that is considered more likely than not to be realized through the generation of future taxable income and other tax planning strategies.

We treat global intangible low-taxed income (“GILTI”), if and when applicable, as a period cost and therefore do not record deferred tax impacts of GILTI in our consolidated financial statements.

8

Uranium Royalty Corp.

Notes to Consolidated Financial Statements

(Expressed in thousands U.S. dollars unless otherwise stated)

Fair value measurement

Fair value accounting establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements).

●	Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities;
●	Level 2 - Inputs other than quoted prices that are observable for the asset or liability either directly (i.e. as prices) or indirectly (i.e. derived from prices); and
●	Level 3 - Inputs that are not based on observable market data.

The financial instruments, including cash and cash equivalents, accounts and other receivables, restricted cash, accounts payable and accrued liabilities, are carried at cost, which approximates their fair values due to the immediate or short-term maturity. Investment in equity securities (level 1) and subscription receipts liability (level 3 - see Note 13) are carried at fair value.

At April 30, 2026, the Company’s financial assets include cash, restricted cash, accounts receivable and investments in equity securities. The Company’s financial liabilities include accounts payable and accrued liabilities, lease liability and subscription receipts liability.

Revenue Recognition

Revenue is comprised of revenue from the sale of uranium inventory from contracts with customers and revenue earned from royalty interests.

The Company recognizes revenue from the sale of uranium inventory when it transfers control of the uranium inventory to the customer, which generally occurs when title transfer of the uranium inventory is confirmed by the conversion facility. Sales contracts with customers are pursuant to enforceable contracts that indicate the nature and timing of satisfaction of performance obligations, including specifying the quantity of inventory sold, the price, the payment terms, the date of delivery and the location of the conversion facility to be delivered. Revenue is measured at the fair value of the consideration received or receivable.

For royalty interests, revenue recognition occurs when control of the relevant commodity is transferred by the operator of the property to the end customer. If physical uranium is received as royalty payment, revenue is recognized when the physical uranium is transferred by the Company to its third-party customers. Revenue is measured at the fair value of the consideration received or receivable, when management can reliably estimate the amount, pursuant to the terms of the royalty agreement. In some instances, the Company will not have access to sufficient information to make a reasonable estimate of consideration to which it expects to be entitled and, accordingly, revenue recognition is deferred until management can make a reasonable estimate. Differences between estimates and actual amounts are adjusted and recorded in the period that the actual amounts are known.

Share-based payments

The Company uses the Black-Scholes option-pricing model to determine the grant date fair value of share options. The fair value of share options granted to employees is recognized as an expense over the vesting period with a corresponding increase in additional paid-in capital. An individual is classified as an employee when the individual is an employee for legal or tax purposes, provides services that could be provided by a direct employee, or has authority and responsibility for planning, directing and controlling the activities of the Company, including non-executive directors. The fair value is measured at the grant date and recognized over the requisite service period. Upon exercise, consideration received on the exercise of share options and the related amount recorded in additional paid-in capital are recorded to common stock. Forfeitures are recorded as forfeiture occurs.

Earnings (loss) per share

Basic earnings (loss) per share is computed by dividing the net income (loss) attributable to common stockholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflect the potential dilution that could occur if securities or other contracts that may require issuance of common shares were converted. Diluted earnings per share is computed by dividing net income available to common stockholders by the diluted weighted average number of common shares outstanding during each period.

9

Uranium Royalty Corp.

Notes to Consolidated Financial Statements

(Expressed in thousands U.S. dollars unless otherwise stated)

Use of estimates

The preparation of financial statements in accordance with US GAAP requires management to make accounting policy judgments and estimates and form assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and reported amounts of revenue, expenses and other income (loss) during the reporting period. Management uses historical experience and various other factors it believes to be reasonable under the given circumstances as the basis for its judgments and estimates. Actual outcomes may differ from these estimates under different assumptions and conditions. Information about significant sources of estimation uncertainty are described below.

We rely on mineral reserve and mineral resource estimates reported by the operators of properties on which we hold royalty interests. These estimates and the underlying assumptions affect the potential impairments of long-lived assets. Reserves and resources are estimates of the amount of minerals that can be economically and legally extracted from the mining properties at which the Company has royalty interests, adjusted where applicable to reflect the Company’s percentage entitlement to minerals produced from such mines. The public disclosures of reserves and resources that are released by the operators of the interests involve assessments of geological and geophysical studies and economic data and the reliance on a number of assumptions, including commodity prices and production costs. The estimates of reserves and resources may change based on additional knowledge gained subsequent to the initial assessment. Changes in the reserve or resource estimates may impact the carrying value of the Company’s royalty interests and associated depletion costs. These estimates and assumptions also affect the rate at which we recognize revenue or charge depreciation, depletion and amortization to earnings. On an ongoing basis, management evaluates these estimates and assumptions; however, actual amounts could differ from these estimates and assumptions. Differences between estimates and actual amounts are adjusted and recorded in the period that the actual amounts are known.

Recently Adopted Accounting Pronouncements

In November 2023, the FASB issued ASU 2023-07 Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures which expands annual and interim disclosure requirements for reportable segments, primarily through enhanced disclosures about significant segment expenses. ASU 2023-07 was adopted for our annual period ended April 30, 2026. See Note 12.

Accounting pronouncements not yet adopted

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. This ASU expands public entities’ income tax disclosures by requiring disaggregated information about a reporting entity’s effective tax rate reconciliation, as well as information on income taxes paid. The standard is intended to benefit investors by providing more detailed income tax disclosures that would be useful in making capital allocation decisions. As an emerging growth company (EGC), this ASU will be effective for our fiscal years ending April 30, 2027, which is one year later than for non-EGC companies. The guidance may be applied on a prospective basis, with the option to apply the standard retrospectively. Early adoption is permitted. The Company is currently evaluating the impact of adopting this ASU on its consolidated financial statements and disclosures.

In November 2024, the FASB issued ASU 2024-03, Income Statement – Reporting Comprehensive Income (Topic 220): Expense Disaggregation Disclosures, which includes amendments requiring disclosure of certain specific costs and expenses included in relevant expense captions on the face of the income statement. Specific costs and expenses required to be disclosed include purchases of inventory, employee compensation, depreciation, and intangible asset amortization. In addition, a qualitative description of other items is required, representing the difference between the relevant expense caption and the separately disclosed specific costs. This ASU is effective for fiscal years beginning after December 15, 2026, and for interim periods beginning after December 15, 2027, and may be applied either prospectively or retrospectively at the option of the Company. The Company is currently evaluating the impact of adopting this ASU on its consolidated financial statements and disclosures.

In December 2025, the FASB issued ASU 2025-12, Codification Improvements. This ASU includes amendments to several Topics, including clarification of the calculation of diluted earnings per share when a loss from continuing operations exists. The guidance is effective for annual periods beginning after December 15, 2026 and interim reporting periods within those annual reporting periods. Early adoption is permitted. The Company is currently evaluating the impact of adopting this ASU on its consolidated financial statements and disclosures.

In May 2026, the FASB issued ASU 2026-02, Accounting for Environmental Credit Programs. The amendments in this update provide guidance on the recognition, measurement, presentation, and disclosure of environmental credits and obligations associated with environmental credit programs, including renewable energy credits, carbon credits, and similar instruments. The guidance is intended to improve consistency in the accounting for environmental credit programs across entities and industries. The amendments in ASU 2026-02 are effective for fiscal years beginning after December 15, 2027, including interim periods within those fiscal years. Early adoption is permitted. The Company is currently evaluating the impact that adoption of ASU 2026-02 will have on its consolidated financial statements and related disclosures.

10

Uranium Royalty Corp.

Notes to Consolidated Financial Statements

(Expressed in thousands U.S. dollars unless otherwise stated)

4. Cash and Cash Equivalents, and Restricted Cash

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash and cash equivalents and restricted cash. These assets include Canadian dollar and U.S. dollar denominated certificates of deposit, money market accounts and demand deposits. These instruments are maintained at financial institutions in Canada and the U.S. The maximum credit risk of these assets is the carrying amount less amount covered by the Canada Deposit Insurance Corporation, the Securities Investor Protection Corporation or the U.S. Federal Deposit Insurance Corporation, should the financial institutions with which these amounts are invested be rendered insolvent. As of April 30, 2026, approximately $194.1 million of our cash and cash equivalents is held in a single financial institution at one of the largest banks in Canada and subject to concentration risk. The Company does not consider any of its financial assets to be impaired as of April 30, 2026.

As at April 30, 2026, the Company held restricted cash of $40,000 in escrowed cash related to the UEC subscription receipts (Note 13) and $81 (April 30, 2025: $80) related to security for a corporate credit card.

5. Investments in Equity Securities

	As at April 30, 2026 ($)	As at April 30, 2025 ($)
Fair value, at the beginning of the year	5,179	6,636
Additions for the year	25,000	419
Disposals for the year	(26,561)	—
Gain (loss) on investment in equity securities for the year	8,908	(1,848)
Impact of foreign currency translation	(144)	(28)
Fair value, at the end of the year	12,382	5,179

The Company’s investments in equity securities are Level 1 financial instruments, which were re-valued using quoted share prices.

As of April 30, 2026, the fair value of the Company’s investment in Queen’s Road Capital Investment Ltd. (“QRC”) is $12,382 (April 30, 2025: $5,179). The common shares of QRC are listed on the TSX.

During the year ended April 30, 2026, the Company recognized a gain of $7,066 (2025: loss of $1,848) from the change in fair value of its investment in QRC and gain of $1,842 in relation to Sprott Physical Uranium Trust, which was sold during the period.

6. Inventories

	As at April 30, 2026	As at April 30, 2025
	($)	($)
Carrying value, at the beginning of the year	157,621	135,789
Additions for the year	5,295	31,051
Disposals for the year	(128,587)	(9,219)
Carrying value, at the end of the year	34,329	157,621

As of April 30, 2026, the Company holds 593,255 pounds of triuranium octoxide (“U3O8”) (April 30, 2025: 2,729,637 pounds of U3O8), with a carrying value of $34,329 (April 30, 2025: $157,621).

Pursuant to an agreement between Yellow Cake plc (“Yellow Cake”) and the Company, Yellow Cake granted the Company an option to acquire at market between $2.5 million and $10 million U3O8 per year between January 1, 2019 and January 1, 2028, up to a maximum aggregate amount of $21.25 million worth of U3O8 as of April 30, 2026. Yellow Cake has also agreed to inform the Company of any opportunities for royalties, streams or similar interests identified by Yellow Cake with respect to uranium and the Company has an irrevocable option to elect to acquire up to 50% of any such opportunity alongside Yellow Cake, in which case the parties shall work together in good faith to pursue any such opportunities jointly. Furthermore, the Company and Yellow Cake have agreed to, so far as it is commercially reasonable to do so, cooperate to identify potential opportunities to work together on other uranium-related joint participation endeavors. No purchases occurred under this arrangement during the year ended April 30, 2026.

11

Uranium Royalty Corp.

Notes to Consolidated Financial Statements

(Expressed in thousands U.S. dollars unless otherwise stated)

7. Royalties

	As at April 30, 2026 ($)	As at April 30, 2025 ($)
Carrying value, at the beginning of the year	43,380	35,501
Additions	763	8,336
Depletion	(493)	(475)
Impact of foreign currency translation	264	18
Carrying value, at the end of the year	43,914	43,380

The following summarizes our royalty interests as of April 30, 2026 and 2025:

	April 30, 2026			April 30, 2025
	Cost	Accumulated Depletion	Net	Cost	Accumulated Depletion	Net
	($)	($)	($)	($)	($)	($)
Revenue-producing interests subject to depletion	15,248	(1,403)	13,845	15,125	(910)	14,215
Non-revenue generating interests	30,069	—	30,069	29,165	—	29,165
Total	45,317	(1,403)	43,914	44,290	(910)	43,380

8. Stockholders’ Equity

Common Stock

The authorized share capital of the Company is comprised of an unlimited number of common shares and an unlimited number of preferred shares issuable in series without par value.

Public Offerings

During the year ended April 30, 2026, the Company issued 12,644,524 common shares (2025: nil; 2024: 870,910) under an at-the-market equity program (“ATM Program”) for gross proceeds of $54,000 (2025: nil; 2024: $2,596) with aggregate commissions paid or payable to the agents and other share issue costs of $1,080 (2025: nil; 2024: $69), net of tax benefits of $291 (2025: nil; 2024: nil). Pursuant to the equity distribution agreement dated August 20, 2025 (the “Distribution Agreement”), the offering has been terminated upon the issuance and sale of all of the offered shares subject to the Distribution Agreement. ATM Programs initiated by the Company from time to time allow the Company to distribute common shares of the Company (the “ATM Shares”) to the public from time to time, through the agents, at the Company’s discretion. The ATM Shares sold under the ATM Programs are sold at the prevailing market price at the time of sale. No ATM Shares were distributed by the Company during the year ended April 30, 2025.

During the year ended April 30, 2024, the Company issued 16,929,600 common shares by way of short form prospectus for gross proceeds of $52,866. Total share issuance costs incurred for both public offerings were $3,456, which was recorded net of tax benefits of $956.

During the year ended April 30, 2024, the Company recorded $903 of tax benefits as a result of the initial recognition of tax benefits associated with previously recognized share issue costs, upon the release of the valuation allowance established when the costs were incurred.

Additional Paid-in Capital

Common Stock Purchase Warrants

No warrants were outstanding, issued, expired or exercised during the year ended April 30, 2026.

12

Uranium Royalty Corp.

Notes to Consolidated Financial Statements

(Expressed in thousands U.S. dollars unless otherwise stated)

Stock Options

The following outlines movements of the Company’s stock options:

	Number of options	Weighted Average Exercise Price ($CAD)
Balance at April 30, 2025	2,018,300	3.48
Granted	381,788	5.66
Forfeited	(117,574)	3.22
Exercised	(311,864)	3.65
Balance at April 30, 2026	1,970,650	3.90

The total intrinsic value of options exercised during the years ended April 30, 2026, 2025, and 2024 was $472, $8, and nil respectively.

On August 12, 2025 and October 3, 2025, the Company granted 33,588 and 348,200 stock options at an exercise price of CAD$3.55 per share and CAD$5.86 per share to certain directors, officers, employees and consultants of the Company, respectively. These options are valid for a period of five years. The options will vest as follows: (a) 25% on the grant date; and (b) 25% on each of the dates that are 6, 12 and 18 months thereafter.

The fair value of these stock options was estimated at the date of grants, using the Black-Scholes option pricing model with the following weighted average assumptions:

	For the year ended April 30,
	2026	2025	2024
Risk-free interest rate	2.59%	2.94%	4.28%
Expected life (years)	4.00	4.00	3.90
Expected volatility	65.90%	69.19%	71.46%
Expected dividend yield	0.00%	0.00%	0.00%
Grant date weighted average fair value	CAD$3.02	CAD$2.12	CAD$1.69

The following outlines movements of the Company’s outstanding unvested stock options:

	Number of options	Weighted Average Exercise Price ($CAD)
Balance at April 30, 2025	195,750	3.92
Granted	381,788	5.66
Forfeited	(5,188)	5.39
Vested	(384,082)	4.71
Balance at April 30, 2026	188,268	5.66

13

Uranium Royalty Corp.

Notes to Consolidated Financial Statements

(Expressed in thousands U.S. dollars unless otherwise stated)

A summary of stock options outstanding and exercisable at April 30, 2026, are as follows:

	Options Outstanding			Options Exercisable
Exercise Price ($CAD)	Number of Options Outstanding	Weighted Average Exercise Price ($ CAD)	Weighted Average Remaining Contractual Life (years)	Number of Options Exercisable	Weighted Average Exercise Price ($ CAD)	Weighted Average Remaining Contractual Life (years)
2.00 to 2.99	383,300	2.92	2.31	383,300	2.92	2.31
3.00 to 3.99	1,130,088	3.57	1.61	1,113,294	3.57	1.57
4.00 to 4.99	73,000	4.13	0.88	73,000	4.13	0.88
5.00 and above	384,262	5.82	4.01	212,788	5.78	3.67
	1,970,650	3.90	2.19	1,782,382	3.72	1.95

The amount of share-based compensation expense recognized during the year ended April 30, 2026 was $746 (2025: $561, 2024: $547). As of April 30, 2026, the unrecognized compensation cost related to unvested stock options was $244, which is expected to be recognized over 4.0 years. As of April 30, 2026, the aggregate intrinsic value of all outstanding stock options granted was $2,163 (vested: $2,141 and unvested: $22).

Earnings (Loss) Per Share

	For the year ended April 30,
	2026	2025	2024
	($)	($)	($)
Net income (loss) for the year	40,249	(4,509)	13,705

Basic weighted average number of shares	138,950,842	126,795,491	108,639,674
Basic earnings (loss) per share	0.29	(0.04)	0.13

Effect of dilutive securities
Warrants	—	—	6,393,228
Stock options	465,771	—	122,350
Diluted weighted average number of common shares	139,416,613	126,795,491	115,155,252
Diluted earnings (loss) per share	0.29	(0.04)	0.12

Long Term Incentive Plan

The Company has adopted the long term incentive plan (the “LTIP”) which provides that the Board of Directors may, from time to time, in its discretion, grant awards of restricted share units, performance share units, deferred share units, options and stock appreciation rights to directors, key employees and consultants. The LTIP is available to directors, key employees and consultants of the Company, as determined by the Board of Directors. The aggregate number of common shares issuable under the LTIP in respect of awards shall not exceed 10,775,285 common shares. As of April 30, 2026, 2,699,288 share options were granted and 8,228,635 common shares remain available for issuance under the LTIP.

The total number of common shares issuable to any participant under the LTIP, at any time, together with common shares reserved for issuance to such participant under any other security-based compensation arrangements of the Company, shall not exceed 5% of the issued and outstanding common shares. The total number of common shares (i) issued to insiders within any one-year period; and (ii) issuable to insiders at any time, under the LTIP or when combined with shares reserved for issuance to such insiders under all of the Company’s other security-based compensation arrangements, shall not exceed 10% of the issued and outstanding common shares, respectively. The total number of common shares issuable to non-executive directors (excluding the Chair of the Board, if any) under the LTIP shall not exceed 3% of the issued and outstanding common shares. The total number of shares issuable to any consultants or persons performing investor relation shall not exceed 2% of the issued and outstanding common shares in any twelve-month period.

14

Uranium Royalty Corp.

Notes to Consolidated Financial Statements

(Expressed in thousands U.S. dollars unless otherwise stated)

The number of options to be granted, the exercise price(s) and the time(s) at which an option may be exercised shall be determined by the Board, in its sole discretion, provided that the exercise price of options shall not be lower than the closing price of the common shares on the last trading day immediately prior to the date of grant, and further provided that the term of any option shall not exceed ten years. The grant value of common shares issued or reserved for issuance pursuant to options granted under the LTIP to any one non-executive director (excluding the Chair of the Board, if any) plus the number of common shares that are reserved at that time for issue or are issuable to such non-executive director pursuant to any other security-based compensation agreement shall not exceed CAD$100,000 in any fiscal year, calculated by the Company as of the grant date. All options granted under the LTIP to persons providing investor relations activities will vest and become exercisable over a period of not less than twelve months, with no more than one quarter of such options vesting and becoming exercisable in any three-month period.

9. Selling, general and administrative

The following outlines the amounts included in selling, general and administrative expenses:

	For the year ended April 30,
	2026	2025	2024
	($)	($)	($)
Salaries and directors’ fees	919	819	789
Office and administrative	2,204	2,172	2,122
Professional fees and insurance	1,003	888	952
Transfer agent and regulatory fees	417	360	561
Stock-based compensation	746	561	547
Total	5,289	4,800	4,971

10. Income Tax

A reconciliation of the provision for income taxes computed at the combined Canadian federal statutory rates to the provision for income taxes as shown in the consolidated statements of income (loss) for the years ended April 30, 2026, 2025, and 2024 is as follows:

	For the year ended April 30,
	2026 ($)	2025 ($)	2024 ($)
Income (loss) before income taxes	54,640	(5,644)	16,900
Statutory rates	15.00%	15.00%	15.00%
Expected income tax at statutory rates	8,196	(847)	2,535

Reconciling items:
Non-deductible permanent differences	539	92	65
Tax rate difference applicable to investment in equity securities	(659)	138	(847)
Domestic provincial and local income taxes (British Columbia, Canada), net of federal effect	6,398	(489)	1,408
Change in valuation allowance recorded through income	1	1	(63)
Other, net	(84)	(30)	97
Income tax expense (recovery) for the year	14,391	(1,135)	3,195

Current	9,307	—	—
Deferred	5,084	(1,135)	3,195
Income tax expense (recovery) for the year	14,391	(1,135)	3,195

15

Uranium Royalty Corp.

Notes to Consolidated Financial Statements

(Expressed in thousands U.S. dollars unless otherwise stated)

The significant component of the Company’s deferred tax assets and liabilities recognized are as follows:

	As at April 30, 2026 ($)	As at April 30, 2025 ($)
Deferred tax liabilities:
Excess of accounting value of short-term investments over tax value	(967)	—
Excess of accounting value of royalties over tax value	(4,845)	(3,041)
Other deferred tax liabilities	(17)	(42)
Total deferred tax liabilities:	(5,829)	(3,083)

Deferred tax assets:
Non-capital losses carry-forward	4	2,236
Financing costs	629	687
Other deferred tax assets	196	1
Total deferred tax assets:	829	2,924
Valuation allowance	(4)	(4)
Deferred tax assets:	825	2,920
Deferred income tax liabilities, net	(5,004)	(163)

The Company has recognized a valuation allowance to the extent of deferred tax assets in the United States in excess of that which can be supported through the reversal of taxable temporary differences, as the Company is unable to conclude it is more likely than not that those assets will be realized. During the year ended April 30, 2024, the Company recorded an increase to common stock upon the release of valuation allowance of $903, the initial recognition of tax benefits associated with share issue costs in prior years.

The Company has non-capital losses which may be carried-forward to reduce taxable income in future years. The non-capital losses of $5 in Canada expiring between 2042 and 2046 and non-capital loss carryforwards of $14 in the US with no fixed expiry date.

11. Related Party Transactions

Related party transactions are based on the amounts agreed to by the parties. During the year ended April 30, 2026 the Company incurred $4 (2025: $99) in office and administration expenses related to corporate branding and marketing, media, website maintenance and hosting services provided by a vendor that is controlled by a family member of the Company’s Chairman.

During the year ended April 30, 2024, Uranium Energy Corp. (“UEC”), a shareholder and related party of the Company, purchased 2,978,364 common shares in public offerings.

The Company has entered into a contingent subscription agreement for the sale of common shares to UEC, which currently owns approximately 12% of the Company’s outstanding common shares, for partial financing of the Sweetwater Acquisition. See Note 13.

12. Segment Information

The Company conducts its business as a single operating segment, being the acquiring and assembling a portfolio of royalties, investing in companies with exposure to uranium and physical uranium. The Company also engages in the purchase and sale of physical uranium from time to time.

Our Chief Executive Officer, who serves as our Chief Operating Decision Maker (“CODM”), evaluates performance and allocates resources for the Company (being one reportable segment) based on income (loss) before income taxes, which are consistent with the results in the Company’s Consolidated Statements of Income (Loss). The CODM uses income (loss) before income taxes to allocate resources, including decisions related to capital investments and potential royalty expansion opportunities. The significant segment expenses reviewed by the CODM are consistent with the operating expense line items presented in the Company’s Consolidated Statements of Income (Loss).

Sales of Uranium Inventory

The Company attributes revenues from external customers based on the country in which the sale takes place, regardless of the domicile of the customer. Sales of uranium inventory for the years ended April 30, 2026 and 2025 all occurred at a third party storage facility in Canada.

16

Uranium Royalty Corp.

Notes to Consolidated Financial Statements

(Expressed in thousands U.S. dollars unless otherwise stated)

Major Customers

Revenue from sales of uranium inventory from major customers for the years ended April 30, 2026, 2025, and 2024 is summarized as follows:

	For the year ended April 30,
	2026	2025	2024
	($)	($)	($)
Customer A	31,630	7,975	—
Customer B	24,245	—	11,230
Customer C	8,100	—	16,275
Customer D	8,725	3,238	—
Customer E	17,000	—	—
Customer F	37,788	—	—
Customer G	—	—	3,700
All other customers	59,319	—	—
Total	186,807	11,213	31,205

100% of the royalty revenue for the years ended April 30, 2026 and 2025 is from Langer Heinrich.

Non-current assets by geographical region

The following table summarizes the Company’s non-current assets by geographical region, as of April 30, 2026 and April 30, 2025. Geographical region of royalties is determined by the location of the properties related to the royalties.

Non-current assets by geographical region as of:	As at April 30, 2026 ($)	As at April 30, 2025 ($)
Canada	25,188	24,605
Namibia	1,906	1,998
Spain	499	494
USA	16,428	16,428
	44,021	43,525

13. Sweetwater Acquisition and UEC Financing

On April 16, 2026, the Company entered into an arrangement agreement to combine with entities (the “Combining Entities”) currently owning a collective 92% interest in Sweetwater Royalties LLC (“Sweetwater”). The Combining Entities are currently managed by Orion Resource Partners LP and the Ontario Teachers’ Pension Plan (collectively, the “Sellers”). Under the transaction, URC and Sweetwater will combine (“the Transaction”) under a newly formed U.S. parent company (“New URC”) that will be the surviving legal entity upon completion of the arrangement. New URC is expected to apply to have its shares of common stock listed on the NASDAQ Capital Market. To complete the Transaction, the Company will pay cash consideration to the Sellers of approximately $330 million. Shareholders of the Company and the Combining Entities will be issued common shares in (or shares exchangeable into common shares of) New URC in exchange for their outstanding shares (issued at a deemed price of $3.64 per share), subject to adjustment for any pre-closing financing completed by the Company. Closing is subject to customary conditions, including approval by 66 2/3% of votes cast by the Company’s shareholders, court approval, and applicable regulatory and stock exchange approvals. In connection with the Transaction, UEC and certain of the directors and executive officers of the Company, representing approximately 14% of outstanding shares, have entered into voting agreements in support of the Transaction.

17

Uranium Royalty Corp.

Notes to Consolidated Financial Statements

(Expressed in thousands U.S. dollars unless otherwise stated)

To finance a portion of the cash consideration under the Transaction, UEC, which currently owns approximately 12% of the Company’s outstanding common shares, has agreed to subscribe for subscription receipts of the Company at a price of $3.64 for total proceeds of US $40.0 million. Each subscription receipt will be automatically converted into one share of the Company in the event all escrow release conditions set out in the subscription agreement are satisfied, including the conditions precedent to the arrangement, stock exchange and shareholder approvals. The subscription is denominated in US dollars, which is not the Company’s functional currency and, accordingly, prior to funding was recorded as a derivative with gains and losses recorded through income. The proceeds were placed into escrow on April 27, 2026. Amounts received and interest thereon will be recorded as restricted cash and subscription liability until the escrow release conditions are met.

The subscription liability is carried at fair value with changes recorded in income. Key inputs to the fair value estimate include the Company’s estimate the subscription will settle through the issuance of shares as a result of a positive vote in support of the Transaction and the quoted share price at the balance sheet date. During the year ended April 30, 2026, the Company recognized a combined loss of $2,848 on the subscription including the derivative liability, subsequent subscriptions receipt liability, and restricted cash asset.

14. Subsequent Events

Other than as disclosed elsewhere in these consolidated financial statements, the following events occurred subsequent to April 30, 2026:

The Company sold 593,255 pounds U3O8 at a weighted average price of $85.91 per pound for cash consideration of $51.0 million.

On July 27, 2026, the escrow conditions associated with the subscription receipts described in Note 13 were met and the Company received US$40.0 million from escrow. Upon conversion of all subscription receipts, UEC beneficially owned, and had control and direction of, 28,967,375 URC common shares (including 10,989,011 URC common shares underlying the subscription receipts). Upon conversion, the subscription receipt liability was derecognized and the carrying amount was reclassified to share capital.

On July 27, 2026, Sweetwater and URC completed the Transaction described in Note 13. URC common shareholders received 153,957,874 common shares of New URC and 3,856,695 Exchangeable Shares, which were issued in exchange for their shares of the Company on a one-for-one basis, resulting in ownership of 41% of the common shares or common share equivalents of the New URC, and the Sellers received 223,252,749 common shares of New URC representing 59% of outstanding common shares and exchangeable common shares upon close. The Company will account for the combination with Sweetwater as a business combination and has determined the Company is the accounting acquirer as its shareholders hold the largest number of shares of New URC and Company officers and directors make up the majority of the officers and directors of the combined company. As such, the historical financial statements of New URC will be those of the Company and the value of consideration received by the Sellers will be recorded as consideration issued upon the acquisition and allocated to the acquired assets and liabilities of Sweetwater.

On July 27, 2026, the Company entered into a senior secured revolving credit agreement for up to $50.0 million (the “Facility”). On the same date, the Company drew $40.0 million under the Facility (the “Bridge Loan”), of which $2.0 million was used to partially fund the Sweetwater Acquisition and the remaining was used for working capital purposes. The Bridge Loan must be repaid in full by January 31, 2027. Until it is repaid, the Company is required to apply 100% of the net proceeds of any equity issuance to repay the Bridge Loan, and may not take any further borrowings under the Facility. The Facility matures on July 31, 2029. The Bridge Loan bears a variable interest rate based on 6-month term SOFR (the Secured Overnight Financing Rate), plus an applicable margin The Facility is secured by a first-ranking security interest in substantially all present and future real and personal property of the Company and guarantors, including certain material agreements, equity pledges and cash accounts.

18